 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): May 20, 2024

LENNOX INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2140 LAKE PARK BLVD.,
RICHARDSON, Texas 75080
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (972)497-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	LII	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2024, the Board of Directors (the “Board”) of Lennox International Inc. (the “Company”) elected Jon Vander Ark to the Board to serve as a Class II director, effective June 1, 2024. Mr. Vander Ark’s term will expire at the Company’s 2027 annual meeting of stockholders.

Mr. Vander Ark was also named to the Audit Committee and the Public Policy Committee.

Mr. Vander Ark, age 49, is the President and Chief Executive Officer and a Director of Republic Services, Inc. ("Republic"), a publicly traded company that is one of the largest providers of environmental services in the United States, as measured by revenue. Mr. Vander Ark joined Republic in 2013 and has held a number of senior leadership roles, including Executive Vice President, Chief Operating Officer; Executive Vice President, Operations; and Executive Vice President, Chief Marketing Officer. From 2000 to 2012, Mr. Vander Ark worked at McKinsey & Company, a global management consulting firm, serving as a manager, associate principal, and partner.

As compensation for his service on the Board, Mr. Vander Ark will receive an annual retainer of $105,000. In addition, Mr. Vander Ark will receive annual equity compensation in the form of Company common stock of approximately $150,000. Mr. Vander Ark’s compensation is consistent with the Company’s current Board compensation program applicable to the Company’s other non-employee directors.

The Board of Directors has affirmatively determined that Mr. Vander Ark is independent and has no material direct or indirect interest in a related party transaction that requires disclosure.

Mr. Vander Ark and the Company entered into the Company's standard form indemnification agreement (the “Indemnification Agreement”), which sets forth the terms of the Company’s contractual obligation to provide indemnification, advance expenses, and provide insurance (attached hereto as Exhibit 10.1).

The foregoing description of the form of indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1
Form of Indemnification Agreement entered into between the Company and certain executive officers and directors of the Company (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on December 11, 2023 and incorporated herein by reference).

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
LENNOX INTERNATIONAL INC.

Date: May 23, 2024

By:	/s/ Monica M. Brown
Name:	Monica M. Brown
Title:	Assistant Secretary